UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2022

SECURITY FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	000-16120	57-0858504
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

238 Richland Avenue NW, Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01  Other Events

On April 21, 2022, the Board of Directors of Security Federal Corporation (the “Company”), the holding company of Security Federal Bank (the “Bank”) voted to move forward with pursuing an investment from the United States Department of Treasury (“Treasury”) under the Emergency Capital Investment Program (“ECIP”). The Treasury had informed the Company that it is eligible to receive an ECIP investment in an amount up to $82,949,000 in the form of in non-dilutive Tier 1 senior perpetual preferred capital.

In connection with the ECIP investment from the Treasury, the Company would be required to fulfill certain conditions established by the Treasury and would be subject to certain restrictions.

Established by the Consolidated Appropriations Act, 2021, the ECIP was created to encourage minority depository institutions and low- and moderate-income community financial institutions such as the Bank to augment their efforts to support small businesses and consumers in their communities.

A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)                 Exhibits

99.1 Press Release of Security Federal Corporation dated April 22, 2022.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SECURITY FEDERAL CORPORATION

Date: April 22, 2022	By:	/s/ Darrell Rains
Darrell Rains
Chief Financial Officer